Exhibit 99.B(d)(36)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Enhanced Investment Technologies, LLC

As of August 28, 2003, as amended          , 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Fund

Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Enhanced Investment Technologies, LLC

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Enhanced Investment Technologies, LLC

As of August 28, 2003, as amended         , 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund	0.17% of the first $1 billion of average daily net assets and 0.13% of the average daily net assets in excess of $1 billion.
Large Cap Fund	0.20%
Large Cap Diversified Alpha Fund	0.20%

Agreed and Accepted:

SEI Investments Management Corporation	Enhanced Investment Technologies, LLC

By:	By:

Name:	Name:

Title:	Title:

2